As filed with the Securities and Exchange Commission on June 17, 2008

Registration No.  333 151228

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /AMENDMENT #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SLAP, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or jurisdiction of incorporation or organization)

1381

(Primary Standard Industrial Classification Code Number)

98-0531819

(I.R.S. Employer Identification No.)

565 Silvertip Road, Canmore, Alberta, T1W 3K8, Phone: (403) 609-0311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 North Carson Street, Suite 208, Carson City, Nevada 89701, Phone: (888) 972-7273

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☐

Accelerated filer  ☐

Non-accelerated filer  ☐

Smaller reporting company  [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,500,000	$0.10	$150,000.00	$5.89

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

PART I – INFORMATION REQUIRED IN PROSPECTUS

ITEM 1.

Prospectus “Subject to Completion”

SLAP, Inc.

1,500,000 shares of Common Stock

SUMMARY OF OFFERING

Terms Of Offering

This is a public offering of 1,500,000 shares of common stock, $0.001 par value, of SLAP, Inc., a Nevada Corporation (“we”, “us”, “our” or similar terms), at a price of US$0.10 per share (the “Offering”).  This is a best efforts public offering.  There is no requirement to sell any specific number or dollar amount of securities, but we will use our best efforts to sell the securities offered.  We will not return any funds raised from investors in the event that we do not sell all the securities being offered or if the funds raised are insufficient for the purposes set forth herein.  The closing date for this Offering is July 31, 2008.

There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this Offering will be immediately available to us for our use.

We are not using an underwriter for this Offering.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

Compensation

There are no cash or property interests that will be paid as compensation in connection with the Offering, including, but not limited to, underwriting discounts and/or commissions.

Participation in Costs and Revenues

None

Application Of Proceeds

We are raising a total of $150,000 under this Offering.  We have raised a total of $65,000 prior to this offering.  We expect to expend a total of $110,000 from the proceeds of this Offering and our existing working capital on our proposed business plan.  From our initial working capital we have funded a total of $24,078, to fund the acreage acquisition and dry hole costs of our first exploration well.  We have the option under our agreement to participate in the drilling of a further 7 wells on the acreage.

This Offering involves a high degree of risk; see "RISK FACTORS" beginning on page 10 to read about factors you should consider before buying shares of our common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and subject to change.  We may not sell these securities until the registration statement relating to these securities has been filed with the SEC and is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is June 17, 2008 ..

ITEM 2.

TABLE OF CONTENTS

Item No.	Item in Form S-1 Prospectus Caption	Page No.
1	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus
2	Inside Front and Outside Back Cover Pages of Prospectus
3	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	9
4	Use of Proceeds	15
5	Determination of Offering Price	15
6	Dilution	15
7	Selling Security Holders	18
8	Plan of Distribution	18
9	Description of Securities to be Registered	20
10	Interest of Named Experts and Counsel	20
11	Information with Respect to the Registrant	21
11A	Material Changes	33
12	Incorporation of Certain Information by Reference	33
12A	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	33
13	Other Expenses of Issuance and Distribution	34
14	Indemnification of Directors and Officers	35
15	Recent Sales of Unregistered Securities	36
16	Exhibits and Financial Statement Schedules	37
17	Undertakings	39

DEALER PROSPECTUS DELIVERY OBLIGATION

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

DEFINITIONS

The definitions set forth below shall apply to the indicated terms as used in this prospectus.

Blowouts

“Blowout” is the uncontrolled release of a formation fluid, usually gas, from a well being drilled, typically for petroleum production.  A blowout is caused when a combination of well control systems fail-primarily drilling mud hydrostatics and blow-out preventers (BOPs) and formation pore pressure is greater than the wellbore pressure at depth.

CAPL

“CAPL” means the Canadian Association of Petroleum Landmen.  CAPL is a professional organization for people involved in all aspects of petroleum land management.  The CAPL membership includes individuals responsible for the acquisition, administration and disposition of mineral and/or surface rights for petroleum exploration and production companies, as well as related service and financial companies in the energy industry.

Cratering

“Cratering”   is when the walls of a hole cave in.

Crown Royalties

“Crown Royalties” means by virtue of an Act or an agreement made between the Lieutenant-Governor in Council and a person or corporation or a Crown grant, lease, licence, concession or other arrangement there is or has been reserved to the Crown a royalty or payment in the nature of a royalty or percentage upon the value, whether gross or net, of the profits, whether gross or net, derived from minerals, timber, power or other produce or thing or commercial operation, all of which are in this Act referred to as royalty, it shall be considered to be a term of the Act, agreement, grant, lease, licence, concession or other arrangement unless otherwise expressly stated that the mineral, timber, power or other product or thing shall be disposed of at or about the current commercial market value.

The sales shall be made and the operations carried on upon ordinary and reasonable commercial terms and conditions so as to give to the Crown the royalty that is fair under the circumstances.

Where the royalty is upon net profits or returns or values, the charges deducted from the gross in order to arrive at the net profits shall be fair and reasonable and according to commercial practice.

Where a royalty arises out of land, minerals, timber or water power it shall be considered to attach to and run with the land, minerals, timber or water power in the hands of every person or corporation to whom it is conveyed or by other means comes.

A person or corporation receiving the profits, is liable to pay and shall pay the royalty arising during his or her ownership or operation but where an enterprise is divided into parts by way of conveyance or otherwise, the arbitrators appointed as provided in this Act shall apportion the royalty amongst the owners or operators.

D

“D” is diamond enhanced gauge inserts.  Diamond enhanced inserts are used to significantly lower gauge row wear and breakage rates and provide greater resistance to high temperature associated with high RPM down hole motor runs.  High quality, full gauge well bore over significantly longer intervals than bits employing tungsten carbide gauge inserts.

D2

“D2” is a SRT (semi-round top) diamond gauge protection premium material.

Devonian

The Devonian is a geologic period of the Paleozoic era spanning from 2.8 to 2.5 million years ago.  The period is named after Devon, a county in southwestern England, where Devonian outcrops are common.  While the rock beds that define the start and end of the period are well identified, the exact dates are uncertain.  The Edson Devonian covers an area of 190 townships (approximately 17,500km2) in the western Plains, Rocky Mountain Foothills, and Front Ranges of Alberta.  Approximately 60 townships in the southwestern part of the area are within the Front Ranges and Foothills; the remainder is within the Plains.

Drill Stem Test

Dry Hole or Well.  A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed the related oil and natural gas operating expenses and taxes.

Farmee

The party that acquires the rights to drill and earn an assignment of the leasehold interest, receiving a farm-in.

Farm-in or farm-out

An agreement whereunder the owner of a working interest in an oil and natural gas lease assigns the working interest or a portion thereof to another party who desires to drill on the leased acreage.  Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage.  The assignor usually retains a royalty and/or reversionary interest in the lease.  The interest received by an assignee is a “farm-in” while the interest transferred by the assignor is a “farm-out.”

Field

Field is an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Mud

Mud is a term that is generally synonymous with drilling fluid and that encompasses most fluids used in hydrocarbon drilling operations, especially fluids that contain significant amounts of suspended solids, emulsified water or oil.  Mud includes all types of water-base, oil-base and synthetic-base drilling fluids.  Drill-in, completion and workover fluids are sometimes called muds, although a fluid that is essentially free of solids is not strictly considered mud.

Mist

Mist is small liquid droplets (moisture or liquid hydrocarbons) in a gas stream.

Mist Drilling

Mist drilling is a variation of air drilling in which a small amount of water trickles into the wellbore from exposed formations and is carried out of the wellbore by the compressed air used for air drilling.  The onset of mist drilling often signals the impending end of practical air drilling, at which point the water inflow becomes too great for the compressed air to remove from the wellbore, or the produced water (usually salty) becomes a disposal problem.

Oil Pool

An oil pool is a subsurface oil accumulation.  An oil field can consist of one or more oil pools or distinct reservoirs within a single large trap.  The term "pool" can create the erroneous impression that oil fields are immense caverns filled with oil, instead of rock filled with small oil-filled pores.

PASC

PASC is the Institute of Electrical & Electronics Engineers (“IEEE”) Portable Application Standards Committee.  It is chartered with defining standard application service interfaces - most notably those in the POSIX family.  PASC was formerly known as the Technical Committee on Operating Systems.

PASC has several administrative functions.  They can be broken down into the following major areas:

•

Sponsor Executive Committee

The Sponsor Executive Committee, and indeed all of PASC, is chaired by Lowell Johnson of Unisys Corporation.  The role of the Sponsor Executive Committee is to coordinate all of the various PASC activities, including authorizing the sponsorship of new activities under PASC.

•

Balloting

Once PASC standards have been developed by a PASC working group, they enter the IEEE's balloting process.  The PASC Balloting Vice-chair is Jay Ashford of IBM.  The Balloting Vice-chair is responsible for ensuring that balloting groups are well formed, that ballots are conducted in a fair and consistent fashion, that projects enter and complete ballot in a timely manner, and also acts as a liaison between PASC volunteers and the IEEE Standards Office.

•

Logistics Committee

The PASC Logistics Committee chair is Curtis Royster of the Data Interchange Standards Association (“DISA”).  The Logistics Committee is responsible for identifying future meeting sites, coordinating the availability of meeting space, and coordinating the distribution of PASC materials via electronic and traditional means.  This committee meets quarterly during the regular PASC meetings.

•

Interpretations Committees

Within the IEEE, each completed standard must have a designated interpretations group to address issues arising from implementers of the standards.  Within PASC, there are several such committees.  The PASC Interpretations Functional chair is Andrew Josey of The Open Group.  The Interpretations Functional chair is responsible for coordinating the activities of all the PASC interpretations committees, forming new interpretations committees as they are needed, and managing the PASC interpretations process.  The Functional chair also maintains information about the interpretations process on this server.

•

Technical Editors

Each active PASC project must have a designated Technical Editor.  These editors are responsible for applying changes to each draft standard, and coordinating the activities of various content authors within each working group.  PASC is currently lacking a Functional Chair for Technical Editing, although Nick Stoughton is acting in that role at present.  The Functional Chair for Technical Editing is responsible for ensuring consistent conventions across the PASC standards through coordinated development and maintenance of style sheets, macros, and style guides that are then used by each Technical Editor.

Porosity

Porosity is the percentage of pore volume or void space, or that volume within rock that can contain fluids.  Porosity can be a relic of deposition (primary porosity, such as space between grains that were not compacted together completely) or can develop through alteration of the rock (secondary porosity, such as when feldspar grains or fossils are preferentially dissolved from sandstones).  Effective porosity is the interconnected pore volume in a rock that contributes to fluid flow in a reservoir.  It excludes isolated pores.  Total porosity is the total void space in the rock whether or not it contributes to fluid flow.  Thus, effective porosity is typically less than total porosity.

Reservoir

A reservoir is a subsurface body of rock having sufficient porosity and permeability to store and transmit fluids.  Sedimentary rocks are the most common reservoir rocks because they have more porosity than most igneous and metamorphic rocks and form under temperature conditions at which hydrocarbons can be preserved.  A reservoir is a critical component of a complete petroleum system.

Shut In

To close the valves on a well so that it stops producing.

Sour Gas

Sour gas is a general term for those gases that are acidic either alone or when associated with water.  Two sour gases associated with oil and gas drilling and production are hydrogen sulfide, H2S, and carbon dioxide, CO2.  Sulfur oxides and nitrogen oxides, generated by oxidation of certain sulfur- or nitrogen-bearing materials, are also in this category but not found in the anaerobic conditions of the subsurface.  Sour gas releases may impact on the environment and be the subject of the ability of a well to produce.

Strata

In geology and related fields, a stratum (plural: strata) is a layer of rock or soil with internally consistent characteristics that distinguishes it from contiguous layers.  Each layer is generally one of a number of parallel layers that lie one upon another, laid down by natural forces.  They may extend over hundreds of thousands of square kilometers of the Earth’s surface.  Strata are typically seen as bands of different colored or differently structured material exposed in cliffs, road cuts, quarries, and river banks.  Individual bands may vary in thickness from a few millimeters to a kilometer or more.  Each band represents a specific mode of deposition - river silt, beach sand, coal swamp, sand dune, lava bed, etc.

Geologists study rock strata and categorize them by the material in the beds. Each distinct layer is usually assigned to a “formation” name usually based on a town, river, mountain, or region where the formation is exposed and available for study.

Undeveloped acreage

Undeveloped acreage is a lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working Interest or WI

The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

Workover

Operations on a producing well to restore or increase production.

ITEM 3.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “Risk Factors.”  An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

PROSPECTUS SUMMARY

We have elected to make this public offering of securities to raise the funds that are necessary to commence the expansion of our present operations.  Our decision to finance our expanded operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.  Following the effective date of the registration statement on Form S-1 in which this prospectus is included becoming effective, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the Counter Bulletin Board (“OTC.BB”) quotation system.  No assurance can be made however that we will be able to locate a market maker to submit such application or that such application will be approved.

OUR ADDRESS AND TELEPHONE NUMBER

Our principal executive offices are located at 565 Silvertip Road, Canmore, Alberta, Canada, T1W 3K8.  Our telephone number is (403) 609-0311.

Reporting Currency

Our financial statements are reported in US Dollars and are prepared according to U.S. GAAP, however, our business operations may be conducted in Canadian dollars.  We provide the following summary regarding historical exchange rates between these currencies.

For such purposes, the exchange rate means the noon buying rate for United States dollars from the Bank of Canada (the "Noon Buying Rate").  These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate.  As we were recently incorporated in the State of Nevada on March 19, 2007, the following is a table of the Noon Buying Rates on the last day of each month for the last six months ended May   3 1 , 2008.

	December	January	February	March	April	May
At end of period	1.0120	0.9978	1.0206	0.9729	0.9906	1.0058
Average for period	0.9970	0.9890	1.0009	0.9980	0.9863	1.0006
High for period	1.0220	1.0096	1.0289	1.0161	1.0002	1.0158
Low for period	0.9788	0.9686	0.9814	0.9729	0.9682	0.9815

On June 11 , 2008, the Noon Buying Rate in effect for Canadian dollars exchanged for United States dollars was Cdn$0. 9829 ..

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

The Occurrence Of A Significant Event Against Which We Are Not Fully Insured Would Have A Material Adverse Effect On Our Financial Position

Our business will be subject to all of the operating risks normally associated with the exploration for and production of oil and gas, including blowouts, cratering and fire, any of which could result in damage to, or destruction of, oil and gas wells or formations or production facilities and other property and injury to persons.  As protection against financial loss resulting from these operating hazards, we will maintain, through our operators, insurance coverage, including certain physical damage, employer's liability, comprehensive general liability and worker's compensation insurance.  Although we are not insured against all risks in all aspects of our business, such as political risk, business interruption risk and risk of major terrorist attacks, we believe that this coverage is customary for companies engaged in similar operations.  The occurrence of a significant event against which we are not fully insured would have a material adverse effect on our financial position.

Failure To Secure Additional Financing May Affect Our Ability To Survive.

We may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure the needed additional financing may have a very serious effect on our ability to survive.

Inability Of Our Officers And Directors To Devote Sufficient Time To Our Operations May Limit Our Success.

Presently, our officers and directors allocate only a portion of their time to the operation of our business.  Should our business develop faster than anticipated, our officers and directors may not be able to devote sufficient time to our operations to ensure that we continue as a going concern.  Even if this lack of sufficient time of our management is not fatal to our existence, it may result in our limited growth and success.

Our Unproven Profitably And Lack Of Operating History Makes An Investment In Us An Unproven Venture.

We were formed on March 19, 2007.  As of this date, we do not have any revenues, limited operations and few assets.  We do not expect to have revenues until at least six (6) months after we complete drilling our first well and only if the well is commercially successful.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

Because There Is No Minimum Share Sale Requirement, It Is Possible That We Will Fail To Adequately Fund Our Operations Despite Having Raised Some Funds From This Offering.

The Offering is not subject to any minimum share sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If we fail to sell the entire Offering, we may never be able to adequately fund operations and your investment would be lost.

It May Be Difficult For Our Stockholders To Resell Their Stock Due To A Lack Of A  Public Trading Market.

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC.BB as soon as practicable.  However, there can be no assurance that our shares will be quoted on the OTC.BB.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Our Independent Auditors’ Report States That There Is A Substantial Doubt That We Will Be Able To Continue As A Going Concern.

Our independent auditors, Child, Van Wagoner & Bradshaw, PLLC, state in their audit report dated May 22, 2008, and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

Broker-dealers May Be Discouraged From Effecting Transactions In Our Shares Because They Are Considered Penny Stocks And Are Subject To The Penny Stock Rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on National Association of Securities Dealers (“NASD”) broker-dealers who make a market in "penny stocks".  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC.BB.  Following the date that the registration statement in which this prospectus is included becomes effective, we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC.BB.  As of the date of this prospectus, we have not attempted to find a market maker to file such application for us.  If we are successful in finding such a market maker and in applying for quotation on the OTC.BB, it is very likely that our stock will be considered a “penny stock”.  In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of one million ($1,000,000) dollars or an annual income exceeding two hundred thousand ($200,000) dollars, or three hundred thousand ($300,000) dollars together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Rules Governing Low-Price Stocks May Affect Our Stockholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the OTC.BB.  Companies whose stock is quoted on the OTC.BB do not have any filing, reporting or listing requirements with the Nasdaq Stock Market, Inc. or the NASD.  Such companies are subject to the periodic reporting requirements of the SEC.

Quotations on the OTC.BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Our common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than Five ($5) dollars, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.

Our Business Operations Are Speculative.  The Failure Of Our Plans Could Ultimately Force Us To Reduce Or Suspend Our Operations And Even Liquidate Any Assets We Have Acquired And Wind-up And Dissolve Our Operations.

Our business is the acquisition of oil and natural gas exploration and development properties that we hope will produce revenue.  As of February 29, 2008, our only assets consist of cash of $18,668, accounts receivable of $669 related to goods and service tax rebates and prepaid expenses of $42,278 which includes the payment of $18,200 for offering costs and for a Farm-out Agreement with Dar Energy Inc. in the West Caroline 8-18-35-11W5 for $24,078 to earn a two and one half (2.5%) per cent Working Interest.  Drilling will commence on or about June 30 , 2008.  The payment of $24,078 dollars includes the Dry Hole drilling costs for the well and the acreage costs.

Exploration and development of oil and natural gas is extremely risky, particularly given our present financial condition.  An investment in our company should be considered highly speculative due to that fact that oil and gas exploration involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  There is no assurance that expenditures we make on acquiring exploration and development oil and gas properties will result in revenues.  There is no assurance that future exploration will result in new discoveries of oil or gas.  Exploratory drilling is very expensive and is subject to numerous risks, including the risk that no commercially productive oil and natural gas reservoirs will be encountered.  The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including unexpected drilling conditions, abnormal pressures, equipment failures, premature declines of reservoirs, blow-outs, cratering, sour gas releases, fires, spills or other accidents, as well as weather conditions, compliance with governmental requirements, delays in receiving governmental approvals or permits, unexpected environmental issues and shortages or delays in the delivery of equipment.  These uncertainties could result in our portion of the drilling costs exceeding our financial resources to fund the drilling, and therefore, could result in suspension of drilling activities prior to completion of a well.  Our inability to participate in the drilling of wells that produce commercial quantities of oil and natural gas would have a material adverse effect on our business, financial condition and results of operations.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after exploration, drilling, operating and other costs.  Completion of wells does not ensure a profit on the investment or recovery of exploration, drilling, completion and operating costs.  Drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect production.  Adverse conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions.

We intend to identify exploration and development projects.  There can be no guarantee that we will be successful in locating and acquiring working interests in suitable exploration and development projects.

Our Future Operating Results May Fluctuate Significantly And Are Difficult To Predict.

Our future operating results may fluctuate significantly depending upon a number of factors including industry conditions, prices of oil and natural gas, rate of drilling success, rates of production from completed wells and the timing of capital expenditures.  This variability makes it very difficult to predict when we might reach profitability, and hence, could have a serious impact on the value of an investor's investment in us.  In addition, any failure or delay in the realization of expected cash flows from initial operating activities could limit our future ability to continue exploration and to participate in economically attractive projects.

A Significant Or Prolonged Decrease In Oil And Natural Gas Prices Will Seriously And Negatively Impact Our Business Plans And Operations.

Oil and natural gas are commodities whose prices are determined based on world demand and supply.  It is impossible to predict future oil and natural gas price movements with any certainty, as they have historically been subject to wide fluctuations in response to a variety of market conditions, including relatively minor changes in the supply and demand for oil and natural gas, economic, political and regulatory developments, and competition from other sources of energy.

Any extended or substantial decline in oil and natural gas prices would have a material adverse effect on our ability to negotiate favorable joint ventures with viable industry participants, our ability to acquire drilling rights, the volume of oil and natural gas that could be economically produced, our cash flow and our access to capital.

We do not currently intend to engage in hedging activities (although we reserve the right to do so in the future), and may be more adversely affected by fluctuations in oil and natural gas prices than other industry participants that do engage in such activities.  A sustained material decline in prices from historical average prices could add additional limitation factors to our borrowing base, reducing credit available to our company.  Our business, financial condition and results of operations would be materially and adversely affected by adverse changes in prevailing oil and natural gas prices.

Our Officers Have Limited Experience In Marketing Oil And Natural Gas, And Thus, Our Ability To Market Our Oil And Gas Production Is Uncertain.

If we pursue development of an oil and gas prospect without a partner, we will have to establish markets for any oil and natural gas we do produce and we will also have to market our oil and natural gas to prospective buyers.  The marketability and price of oil and natural gas, which may be acquired or discovered by us, will be affected by the differential between the price paid by refiners for light quality oil and the grades of oil produced by us.  Our ability to market our oil and gas production may depend upon our ability to acquire space on pipelines which deliver oil and gas to commercial markets.  We will also likely be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities and relating to price, taxes, royalties, land tenure, allowable production, and the export of oil and natural gas.  We have limited direct experience in the marketing of oil and natural gas.

We May Be Unable To Achieve Favorable Rates Of Return As We Compete Directly With Independent, Technology-driven Exploration And Service Companies, And With Major Oil And Natural Gas Companies In Our Exploration For And Development Of Commercial Oil And Natural Gas Properties.

The oil and natural gas industry is highly competitive.  Many companies and individuals are engaged in the business of acquiring interests in and developing oil and natural gas properties and the industry is not dominated by any single competitor or a small number of competitors.  We will compete with numerous industry participants for the acquisition of land and rights to prospects, and for the equipment and labor required to drill and develop those prospects.  Many of these competitors have financial, technical and other resources substantially in excess of those available to us.  These competitive disadvantages could adversely affect our ability to participate in projects with favorable rates of return.

We May Be Unable To Effectively Manage Our Planned Growth Which Could Have A Material Adverse Effect On Our Business.

Our success will depend upon the expansion of our business.  Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to change, expand and improve our operating, managerial and financial systems and controls and improve coordination between our various corporate functions.  We presently have no full-time employees or management personnel.

We presently have a small working interest in an oil and gas drilling prospect in the Province of Alberta, Canada.  We intend to acquire further properties which are expected to be development or exploration properties.  We may rely on outside operators for their operations.  Should we begin operating our own oil and gas properties we will be forced to hire either field contractors or our own field staff and management personnel to oversee the field operations.

Our inability to effectively manage our growth, including the failure of any new personnel we hire to achieve anticipated performance levels, would have a material adverse effect on our business, financial condition and results of operations.

Our President May Face Possible Conflicts Of Interest Through Dual Directorships Which Could Have A Material Adverse Effect On Our Business.

Our President, Mr. David Wehrhahn serves as a Chief Executive and director for Hermes Financial Inc., a capital pool company trading on the TSX Venture Exchange.  It is possible that Mr. Wehrhahn may face a conflict of interest if he obtains information regarding an oil and gas asset available for acquisition that would fall in the parameters of acquisitions being sought by both companies.  We expect that if such event did occur, that Mr. Wehrhahn would pass the information regarding such acquisition to both companies for consideration and withdraw from further activity regarding such asset except with the written consent of both companies.  Mr. Wehrhahn’s failure to take appropriate actions if he were to acquire such information could have a material adverse effect on our business.

We have had no business interactions with Hermes Financial Inc.

There Is A Possibility That We Could Incur Environmental Liabilities In Excess Of Any Revenues Or Assets That We May Accumulate That Are Not Covered By Insurance Which Could Adversely Affect Our Business.

We intend to carry liability insurance for any of our own operations of our oil and gas assets and we intend that any operations of our oil and gas assets conducted by third party operators will carry excess liability insurance contracted by the operator.  In the event that losses or damages result from the operation of the assets that are not covered by our insurance in the case of us operating or by the operator's insurance in the case of those assets operated by third parties, then in both cases these losses or damages would become a liability for us.  It is possible that uncovered losses and damages could be incurred which could cause us to have to file for bankruptcy protection from the courts.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable.

ITEM 4.

USE OF PROCEEDS

We intend to raise $150,000 dollars from the sale of 1,500,000 shares of common stock at $0.10 cents per share.  This Offering has a maximum amount of $150,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

We have already raised a total of $65,000 dollars from the sale of common stock.  The total amount of $65,000 dollars has been raised from the sale of stock to affiliates, officers and directors and close friends and business associates of the officers and directors.  These shares sold are restricted and are not being registered in this Offering.  As at February 29, 2008, we had prepaid deferred offering costs of $18,200 dollars to administration expenses and legal costs with respect to the drafting of this prospectus which is shown on the balance sheet included with this registration statement under deferred offering costs, and a total of $24,078 dollars which is reflected on our February 29, 2008, balance sheet as a deposit with respect to the oil and gas acquisition and prepaid drilling costs.  We estimate it will require an additional $13,050 in associated expenses to complete this Offering.  We intend to pay these expenses from working capital and the proceeds of this Offering.  Monies we raise from this Offering will be used to finance our plan of operations and to pay the estimated costs of $31,250 dollars for this Offering of which we have accounted for $18,200 dollars as prepaid deferred offering costs.  None of the proceeds of this Offering will be used to repay any existing debt.  None of the proceeds will be used to pay officers or directors or to repay any loans from officers or directors.

Should we raise the entire $150,000 we are seeking from this Offering and pay out the costs of the Offering, we will have sufficient funds for our operations for the twelve (12) month period following the completion of this Offering.  If we fail to raise any portion of the $150,000 we are seeking from this Offering, we will have to find other methods to raise additional funds to pay for the expenses of this Offering and for our ongoing operations.  If we are unable to raise additional funding through this Offering or from other sources, we will not be able to survive more than several months.  In that event, it will be critical that we begin to realize revenues as quickly as possible.  We will require additional funding from either outside sources or from reserves to survive past our first year of operations.  At this time, we have no anticipated sources of additional funds.

 ITEM 5.

DETERMINATION OF OFFERING PRICE

Common Equity

There is no established market for our stock.  The offering price for shares sold pursuant to this Offering is set at ten ($0.10) cents per common share.  The one million three hundred (1,300,000) shares of common stock already purchased by affiliates, officers and directors, close friends and business associates were sold for five ($0.05) cents per share.  All of the shares of outstanding common stock are restricted.  The additional factors that were included in determining the sales price of our stock are the lack of liquidity, as there is no present market for our stock, and the high level of risk due to our lack of operating history.

Warrants, Rights And Convertible Securities

None.

ITEM 6.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.10 per share through this Offering.  Since our inception on March 19, 2007, our affiliates, close friends and business associates and officers and directors have purchased shares of our common stock for $0.05 per share.

As at February 29, 2008, our net tangible book value was $0.045 per share.  If we are successful in selling all of the offered shares at the public offering price, our pro forma net tangible book value will be $177,115 or approximately $0.063 per share, which would represent an immediate increase of $0.018 in net tangible book value per share and $0.037 or 37% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% per cent of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.045	0.045	0.045	0.045
Net Tangible Book Value Per Share After Stock Sale	0.039	0.050	0.058	0.063
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	(0.006)	0.005	0.013	0.018
Immediate Dilution (subscription price of $0.10 less net tangible book value per share)	0.061	0.050	0.042	0.037

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)

Net tangible book value per Share before Offering (2)

Increase Attributable to purchase of Stock by New Investors (5)

Net tangible book value per Share after Offering  (3), (4)

Immediate Dilution to New Investors (6)

Percent Immediate Dilution to New Investors (7)

$ 0.10 $ 0.045 $ 0.018 $ 0.063 $ 0.037 37%

(1)

Offering price per equivalent common share.

(2)

The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.

(3)

The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to us from the current offering less the offering costs of $31,250.

(4)

The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(5)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)

The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7)

The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two (2) paragraphs compare the differences of your investment in our shares with the share investment of our existing stockholders, our officers and directors.  The existing stockholders have purchased a total of 1,300,000 shares for an aggregate amount of $65,000, or an average cost of $0.05 per share.  Your investment in our shares will cost you $0.10 per share.  In the event that this Offering is fully subscribed, the book value of the stock held by the existing stockholders will increase by $0.018 per share, while your investment will decrease by $0.037 per share.

If this Offering is fully subscribed, the total capital contributed by new investors will be $150,000.  The percentage of capital contribution will then be 30.2% for the existing stockholders and 69.8% for the new investors.  The existing stockholders will then hold, as a percentage, 46.43% of our issued and outstanding shares, while the new investors will hold, as a percentage, 53.57%.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 2,800,000 shares of common stock outstanding.  Of these shares, the 1,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.  All of the remaining 1,300,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Non-Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of common stock then outstanding, which will equal 28,000 shares of common stock immediately after this offering; and

-

If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

-

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

ITEM 7.

SELLING SECURITY HOLDERS

Our current stockholders are not selling any of the shares being offered in this prospectus.

ITEM 8.

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

New Underwriters

See above.

Other Distributions

Our officers and directors, Mr. David Wehrhahn, Mr. Kelly Warrack and Mr. Donald Byers, will sell securities on our behalf in this Offering.  Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We may employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.  In such event, we are prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the Offering.  In the event that we do employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, we will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

Messers. Wehrhahn, Warrack and Byers are not subject to a statutory disqualification as such term is defined in Section 3 (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.10 cents per share, with no minimum amount to be sold.  Our officers, directors and existing stockholders and affiliates will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or July 31, 2008, whichever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of us and receive a share certificate for the number of shares subscribed for.

Offerings On Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative On Board Of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification Of Underwriters

None.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization And Other Transactions

Not applicable.

ITEM 9.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  We are not authorized to issue any series or shares of preferred stock.  Each record holder of common stock is entitled to 1 vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Debt Securities

None.

Warrants And Rights

None.

Other Securities

Not applicable.

Market Information For Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

ITEM 10.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of us.

Child, Van Wagoner & Bradshaw, PLLC, of Salt Lake City, Utah, has audited our financial statements for the period ended August 31, 2007, and presented its audit report dated May 22, 2008, regarding such audit which is included with this prospectus with Child, Van Wagoner & Bradshaw, PLLC’s consent as experts in accounting and auditing.

Lawler & Associates, PLC has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with Lawler & Associates, PLC’s consent.

ITEM 11.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

General Development of Business/Narrative Description of Business

We were incorporated on March 19, 2007, in the State of Nevada as an oil and gas exploration company.  We have begun our business operations by acquiring a 2.5% working interest in an oil and gas drilling prospect in Alberta, Canada.    As of the date of this filing, t he operator has notified us that they are have received   drilling permits , have prepared the lease and installed a temporary bridge  for the drilling rig to access the lease.  Due to the rainy weather in Southern and Central Alberta most Alberta drilling rigs, including our drilling rig are shut down and waiting for road bans to lift in order to move to the drilling locations.  Subject to the improvement of the weather and the lifting of road bans, the operator advises that  that drilling is expected to commence by June 30 , 2008.   Failing being able to get on the leases by June 30, 2008, then drilling is expected for the first week of August 2008.  It is anticipated that actual drilling will take approximately one week. We have paid a total of $24,078 which includes the initial drilling costs to dry hole for the well to be drilled as soon as weather permits.  Completion costs are estimated to be an additional $15,000 if the well is successfully drilled.  We have the option to participate in a further 7 wells on this property.  We will determine whether to elect to participate once the initial well has been drilled.  Should we determine not to participate in further drilling on our existing property, we will seek other exploration and development prospects in the Province of Alberta, Canada.

We are a development stage company.  We currently have no revenue and no significant assets except that relating to the Farm-out Agreement as set forth below.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant purchase or sale of assets, save for the acquisition of a 2.5% working interest in an oil and gas drilling prospect nor have we been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither we nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

During the remainder of our current fiscal year and the first 6 months of our next fiscal year (the “Initial Period”), we plan to aggressively acquire, exploit and explore for oil and gas prospects.  We will focus on acquisitions of oil and gas properties where management believes further exploitation and development opportunities exist.  We plan to pursue a balanced portfolio of crude oil and natural gas prospects.  In selecting exploration, exploitation and development prospects, our management will choose those that offer an appropriate combination of risk and economic reward, recognizing that all drilling involves substantial risk and that a high degree of competition exists for prospects.  We do not intend to purchase other oil and gas companies, but rather identify oil and gas projects that other companies have made available on the open market.  No assurance can be given that drilling will prove successful in establishing commercially recoverable reserves.  See “Risk Factors.”

During the Initial Period, our business strategy is to acquire, exploit and explore for oil and natural gas reserves throughout the Province of Alberta, Canada with the eventual long-term goal of maintaining working interests in properties that will allow for operatorship or the potential for operatorship.  Currently, we will not undertake any prospects that require operatorship as we do not have sufficient staff or expertise to do so.  We will initially concentrate on acquiring small working interests in exploration properties where the costs fit in with our proposed budget and for only those properties that have qualified operators.  Acquisitions will be targeted in areas that will compliment our exploration endeavors.  We intend to seek out, analyze and complete corporate mergers and asset acquisitions where value creation opportunities have been identified.

During the Initial Period, we intend to focus our business operations on obtaining higher quality reservoirs and to create value through exploitation, development and exploration activities on to be acquired oil and gas prospects with a view to increasing stockholder value and returns.  We will consistently use the following operation and

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financial management techniques to increase stockholder value and returns, taking into account our financial position, taxability and access to debt and equity financing:

•

Focus growth capital to higher quality reservoirs;

•

Utilize production enhancement techniques to increase productivity and add value within the parameters of good oilfield production practices;

•

Create value from our asset base through exploitation, development and exploration activities; and

•

Utilize risk management opportunities through hedging or other means for cash flow management.

We hope to acquire exploitation and exploration drilling prospects, but may consider acquiring properties that have existing production in order to generate cash flow for operations during the Initial Period.  There can be no assurance that we will be successful in acquiring any properties that will allow us to generate revenues.

We will endeavor to acquire and explore for longer life reserves that will withstand several pricing cycles and will attempt to focus our asset base on a select number of areas with desirable characteristics.  It is anticipated that the number and diversity of these focus areas will expand with the growth of our business.

With a focus on enhancing stockholder value, we intend to look to acquire and develop oil and gas assets that have as many of the following characteristics as possible:

•

Exhibit the potential for delivering superior rates of return on capital employed;

•

Accretive to cash flow per share;

•

Accretive to net asset value;

•

Accretive to reserves per share;

•

Potential for value enhancement through further exploitation, including improved production practices, additional development drilling, infill drilling or re-drilling/re-completion and improved marketing arrangements;

•

Assets that include associated undeveloped lands for development and exploration opportunities;

•

Geological opportunities with multi-zone potential; and

•

Near-term market access and sufficient infrastructure for increased activity.

Principal Products Or Services And Their Markets

Our principal products are intended to be oil and gas and any related saleable by-products.  Our markets will be the Province of Alberta.  We currently do not have any oil and gas production or products.

Distribution Methods Of The Products Or Services

We will rely on the operator of our oil and gas wells to distribute any oil and gas and saleable by-products.

Status Of Any Publicly Announced New Product Or Service

Not applicable.

Competitive Business Conditions

Our competition comes from other oil and gas companies that are acquiring oil and gas assets that we would contemplate acquiring due to its investment and capital costs compared to our financial capabilities.  Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.

Sources And Availability Of Raw Materials And Names Of Principal Suppliers

Not Applicable

2 2

Dependence On One Or A Few Major Customers

We are not dependent on one or a few major customers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

At present, we do not hold any intellectual property nor do we anticipate that we will have any need for any intellectual property.

Need For Government Approval Of Principal Products Or Services

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil.  The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance.  Oil exports may be made pursuant to export contracts with terms not exceeding 1 year in the case of light crude, and not exceeding 2 years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board of Canada (“NEB”).  Any oil export to be made pursuant to a contract of longer duration (to a maximum of twenty-five (25) years) requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers.  Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada.  Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada.  Natural gas exports for a term of less than two years or for a term of 2 to 20 years (in quantities no greater than 30,000 m3/day) must be made pursuant to an NEB order.  Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

The government of Alberta also regulates the volume of natural gas which may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

Research And Development Activities

We have not incurred any costs to date and we have no plans to undertake any research and development activities.

Costs And Effects Of Compliance With Environmental Laws

Our oil and gas acquisitions will be subject to numerous federal, state and local laws and regulations relating to environmental protection from the time oil and gas projects commence until abandonment.  These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, offshore oil and gas operations, the reclamation and abandonment of wells and facility sites and the remediation of contaminated sites.  In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,”

2 3

rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.  Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

We take the issue of environmental stewardship very seriously and will work diligently with our operators to insure compliance with applicable environmental and safety rules and regulations.  However, because environmental laws and regulations are becoming increasingly more stringent, there can be no assurances that such laws and regulations or any environmental law or regulation enacted in the future will not have a material effect on our operations or financial condition.

Employees

We presently have no employees.  We hire consultants as required and rely on present management, being the directors and officers, to direct our business.  We will need to hire employees with experience in the oil and gas industry as we implement our business plan to grow the Company by the acquisition of exploration and development properties where the Company may participate in drilling or in the acquisition of any business in the oil and gas industry.  As we grow through acquisitions we will require employees with oil and gas expertise to review potential acquisitions and accounting and administrative staff to manage revenues and expenditures.  We intend to hire these employees as it raises capital and completes acquisitions requiring these employees.  Should we find a property or properties of merit which would require an operator, we would need to hire additional staff for operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St. NE, Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Foreign Issuers

Not applicable.

DISCLOSURE OF OIL AND GAS OPERATIONS

We presently have no properties and no oil and gas operations except for the Farm-Out Agreement described above.  We intend to seek acquisitions in the oil and gas industry.

Reserves Reported to Other Agencies

We have only recently been incorporated and begun operations, there have been no reserves reported to other agencies since our inception.

Production

We have had no production data since our incorporation.

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Productive Wells And Acreage

We are in the early stages of development, and thus, do not have any productive wells and/or acreage.  We expect to commence drilling on our existing property in June, 2008.

Undeveloped Acreage

West Caroline 8-18-35-11W5TH

•

The West Caroline area is in the foothills distrubed belt of the Rocky Mountain’s eastern slopes.  There is an existing Dry Hole on the location that spudded into the older Devonian strata indicating an over the thrust zone.  The Devonian D2 porosity was found at 1100 meters (3698.92 feet), and is 7 meters (22.9659 feet) thick.  The well site geologist said the samples were oil stained and the logs show 6.7 meters (22 feet) of porosity.

•

There are dry holes east, north-northwest and south of the subject well.  The oil pool appears, therefore, to be orientated in a southwest and northeast trend.

•

The well will spud into the Devonian formation.  Drilling is expected to take between 7 and 10 days by normal methods, utilizing either low water loss mud, mist or invert mud.

•

The well will reach total depth at 1100 meters (3698.92 feet), 6 meters (22 feet) of D2 (oil stained) porosity is expected at 1050 meters (3444.88 feet).  A full suite of electric logs and a drill stem test wil be run in order to define the reservoir characteristics.

Drilling Activity

We expect to commence drilling as described in the Farm-Out Agreement in June, 2008.

Present Activities

On August 31, 2007, we executed a farm-out agreement dated July 9, 2007 with Dar Energy Inc. in the West Caroline 8-18-35-11W5 for $24,078 to earn a  2.5% Working Interest (the “Farm-out Agreement”).  Drilling is expected to commence on or before June 30 , 2008.   We have been advised by the operator that all of the required funds for drilling have been paid by all of the working interest owners, including our funds ..   Subject to weather conditions, we hope to commence drilling by June 30, 2008.   We do not expect to have revenues until at least 6 months from the date of the drilling of the well under the Farm-out Agreement, and only if the well is commercially successful.  Total costs for drilling and completion of the well are expected to total approximately $800,000.  Dry hole costs are estimated to be approximately $500,000.

Delivery Commitments

We do not have any delivery commitments or any short or long-term contractual obligations.

PROSPECTUS RELATING TO INTERESTS IN OIL AND GAS PROGRAMS (GUIDE 4)

Summary Of Program

We have acquired a 2.5% working interest in an oil and gas lease called the West Caroline Oil Project.  The operator Dar Energy Inc. has farmed out 50% of its 100% interest in the initial well.  We will earn a 50% working interest in the well and the land, which will be subject to a 12.5% gross overriding royalty.  Costs of putting the well on stream if the drilling is successful will be borne by all J.V. owners including the operator.  Dry hole costs are estimated to be $500,000 and completion costs are estimated to be $300,000.

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We have the option to participate in all additional step-out wells on the project which, if the entire section of land is productive would be eight wells.

The initial well to be drilled will offset a well drilled in 1959.  The well was abandoned, however geological evidence indicates that the well was a missed Devonian D2 reef discovery.  We expect that modern drilling and production technology should make the new well a discovery.

The well will spud into the Devonian formation.  Drilling is expected to take between 7 and 10 days utilizing modern drill bits and methods.  Mud contamination is expected to be kept to a minimum.

The well will reach total depth at 1100 meters.  6 meters of D2 porosity is expected at 1050 meters.  A full suite of electric logs and a drill stem test will be in order to define the reservoir characteristics.

The Risk Factors

See Item 3, “RISK FACTORS.”

Definitions

See “DEFINITIONS.”

Terms Of The Offering

Common Shares Outstanding Before This Offering	1,300,000
Maximum Shares Being Offered	1,500,000
Maximum Common Shares Outstanding After This Offering	2,800,000

We are authorized to issue 75,000,000 shares of our common stock.  Our current stockholders collectively own 1,300,000 shares of restricted common stock.

This Offering consists of 1,500,000 shares of our common stock.  The Offering price is $0.10 per common share.

There is currently no public market for our common stock, as it is presently not traded on any market or securities exchange.

Additional Assessments

There are no assessments other than those disclosed in this prospectus which are currently known to us which may be later required from investors either for completion of wells of for drilling of additional wells.

Plan Of Distribution

See Item 8, “PLAN OF DISTRIBUTION.”

Proposed Activities

During the first year of operations, we will concentrate our efforts exclusively on identifying and acquiring oil and gas exploration properties of merit in the Province of Alberta, Canada.

During our first year of operations, we expect to identify and acquire at least one additional oil and gas property of merit.  We cannot determine at this time whether this will be an exploration property or a producing property.  If it is an exploration property we will need to drill a well, which will be required to be successful in order to be able to commence revenues.  If we acquire a producing property we will expect revenues to commence upon acquisition.

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As soon as sufficient funds are available from this Offering, we intend to immediately start to review potential additional oil and gas acquisitions.

Dependent on the success of the drilling of our first well, we will determine whether to expend further funds on drilling additional wells on our existing property.  Should we find other exploration prospects, we will be required to drill a well or wells in order to commence revenues.  We cannot state with certainty at this time how long it will take to find a suitable acquisition for which we will have sufficient funds, or if we do find an acquisition which is an exploration or development property, how long it will take to drill a well.  Further, there can be no guarantees that if we drill a well we will be successful in being able to produce oil or gas in sufficient quantities to sustain our operations.

By the fourth month, we intend to have determined whether we will drill additional wells on our existing property or will need to find an alternative suitable oil and gas property.

By the sixth month, we plan to have at least one producing well and one additional exploration property on which we can start drilling.  We expect that we will either be able to fund this growth from existing revenues or by loans or equity financings.

At the current time, we expect to commence drilling relating to the Farm-out Agreement sometime in June, 2008.  Once we have funded this Offering, we will start to develop leads and review properties and our existing property to determine the extent to which we will participate in the drilling of further wells.  However, we may be unable to finalize any further agreements until such time as this prospectus goes effective and we have raised sufficient funds to make further acquisitions or to fund further drilling.  It is possible that during the review of this prospectus we could find an acquisition that would fit within our business plan or that we would determine we should participate in further drilling on our existing prospect, in which case, we will look to raise funds for this acquisition by way of loans or convertible debentures, or the sale of additional shares.

Application Of Proceeds

See Item 4, “USE OF PROCEEDS.”

Participation In Costs And Revenues

We will earn a 50% working interest in the well and the land, which will be subject to a 12.5% gross overriding royalty.  Costs of putting the well on stream if the drilling is successful will be borne by all J.V. owners including the operator, based on their percentage ownership.  We own 2.5% of the project and therefore we would be required to pay 2.5% of the costs, including operating costs.

Compensation

None.

Management

During the first stages of our growth, our officers and directors will provide all the management to further the sourcing of oil and gas properties at no charge.  Since we intend to operate with very limited administrative support, our officers and directors will continue to be responsible for these duties for at least the first year of operations.  We may need to hire industry experts to review properties prior to undertaking any acquisitions.  We have provided for the funds to hire these experts in our budget from the funds to be raised under this prospectus.  See also Item 11, “Directors and Executive Officers,” “Executive Compensation,” and “Security Ownership Of Certain Beneficial Owners And Management.”

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Conflict Of Interest

See Item 3, “RISK FACTORS.”

Prior Activities

We were only incorporated on March 19, 2007, in the State of Nevada, and thus, are in the development stage.  Hence, we have no relevant prior activities to disclose.

Material U.S. Federal Income and Estate Tax Consequences to Non-US Holders

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date of this prospectus.  Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.  A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•

an individual citizen or resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof.  Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.  This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances.  In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid United States federal income tax).  A change in law may alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, we recommend that you consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a

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United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Farm-Out Agreement

The Farm-Out Agreement includes the following terms and conditions:

The dry hole costs of the well are to be completed, by the Farmee(s) (i.e. investors) at 100% of the costs.  This is estimated to be approximately $500,000.  The completion costs of placing the well on stream is to be completed and shared by DAR Energy Inc. at 50% percent and by the Farmee(s) at 50% percent.  This is estimated to be approximately $300,000.  Our portion of these costs is $24,078 for drilling costs to earn our 2.5% working interest and approximately $15,000 in completion costs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification Of Executive Officers And Directors

David Wehrhahn - Chief Executive Officer, President and Member of the Board of Directors, age 70

Mr. David Wehrhahn has served as our Chief Executive Officer (“CEO”), President and a member of our Board of Directors (“Board”) since our inception on March 19, 2007.  The term of his office is for one (1) year and is renewable on an annual basis.

Mr. Wehrhahn is CEO and a Director of Hermes Financial Inc., a capital pool company reporting on the Canadian TSX Venture Exchange.  He has been a Director of Hermes Financial Inc. since November 3, 2006.

From 1986 to 2006, Mr. Wehrhahn was working under the name D.G. Wehrhahn Engineering Ltd. as the Chief Engineer.  Mr. Wehrhahn provided Petroleum Consulting services to various companies.

Mr. Wehrhahn is a member of the Association of Professional Engineers, Geologists, Geophysicists of Alberta and holds a Bachelor of Science, Electrical Engineering degree from the University of Alberta.

Mr. Wehrhahn is currently devoting approximately ten (10) hours a week of his time to our operations.  He is prepared to spend up to thirty (30) hours per week upon commencement of our operations, and as much as thirty (30) hours per week during the critical first six (6) months of our operations.

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Mr. Wehrhahn is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the SEC.

Kelly Warrack - Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Member of the Board of Directors, age 39

Mr. Kelly Warrack has served as our Chief Financial Officer (“CFO”), Secretary, Treasurer and a member of our Board since our inception on March 19, 2007.  The term of his office is for one (1) year and is renewable on an annual basis.

From March 2006, to January, 2008, Mr. Warrack held the position as Controller of Impact Drilling Ltd.

From March, 2002 to the present, Mr. Warrack has held the position as CFO and Director of Metalworks Canada Ltd.

Mr. Warrack has been a member of the Institute of Certified Management Accountants of Alberta since 1990.

Mr. Warrack is currently devoting approximately two (2) hours per week to our operations.  He is prepared to spend up to five (5) hours per week upon commencement of our operations, and as much as ten (10) hours per week during the critical first six (6) months of our operations.

Mr. Warrack is an officer and director of a reporting company, Lexington Energy Services Inc., which files annual, quarterly, or periodic reports with the SEC.

Donald Byers - Member of the Board of Directors, age 64

Mr. Donald Byers has served as a member of our Board since our inception on March 19, 2007.  The term of his office is for one (1) year and is renewable on an annual basis.

From 2004 to present, Mr. Byers has held the position as President of Algold Consultants Inc., a private consulting company.

From 1987 to 1995, Mr. Byers held the position as President of Manchester Resources Inc, an Oil and Gas company subsequently taken over by a company that has since become Canetic Resources Trust.

From 1993 to 2003, Mr. Byers was a Director of Santoy Resources Inc., a precious metal explorer, now involved in exploration for uranium.

From 1970 to 2004, Mr. Byers was employed with the Northern Alberta Institute of Technology as a Chemistry Instructor.  From 2000 to 2004, he held the position as Manager of the Business Development Unit.

From 1990 to 1999, Mr. Byers was employed with the Alberta Society of Engineering Technologists (ASET), firstly as the Registrar, and secondly, as the Executive Director.

Mr. Byers is a member of the Chemical Institute of Canada (MCIC).  In addition, he is a certified member of ASET (CET) as well as a member of the Canadian Society of Environmental Biologists.

Mr. Byers holds a Bachelor of Science Degree, Agricultural chemistry, from the University of McGill as well as a Masters of Science degree in Biochemistry, from California State University, in Long Beach, California, U.S.A.

Mr. Byers is not currently devoting any of his time to our operations other than the time required to attend Board meetings, which presently is minimal.

Mr. Byers is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the SEC.

Identification Of Certain Significant Employees

We do not presently have any employees.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

Involvement In Certain Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Promoters And Control Persons

None.

EXECUTIVE COMPENSATION

From the date of our inception through the date of this prospectus, our executive officers have not currently received and are not accruing any compensation.  Our executive officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during our first year of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all of the beneficial owners, directors and nominees and our directors and executive officers as a group, known to us to own more than five (5) percent of any class of our voting securities as of May 5, 2008:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	David Wehrhahn Director, CEO, President, 565 Silvertip Road Canmore, Alberta T1W 3K8	100,000	7.69%
Common	Kelly Warrack Director, CFO, Secretary-Treasurer Box 25, Site 12, RR5 Calgary, Alberta T2P 2G6	100,000	7.69%
Common	Donald Byers Director 17732-92 Street NW Edmonton, Alberta T5J 2L5	100,000	7.69%
Common	Directors and officers as a group of three (3)	300,000	23.07%
Common	David Galbraith 6991 Christiebriar Manor SW Calgary, Alberta T3H2R3	100,000	7.69%
Common	Vicki Barlow #403, 3412 Parkdale Blvd NW Calgary, Alberta T2N 3T4	200,000	15.38%

Common	Caribbean Overseas Investments Ltd. Cor 12 Baymen Avenue and Calle Al Mar Belize City, Belize CA	100,000	7.69%
Common	Buccaneer Holdings Inc. Cor 12 Baymen Avenue and Calle Al Mar Belize City, Belize CA	175,000	13.46%
Common	Scott Winter 340 Ranchview Court Calgary, Alberta T3TG 1A6	100,000	7.69%
Common	Xochitl Martinez Garcia 9716 Oakhill Drive SW Calgary, Alberta T2V 3W5	100,000	7.69%

(1) The percent of class is based on the total number of shares outstanding of 1,300,000 as of May 5, 2008.

Changes In Control

None.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions With Related Persons

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. David Wehrhahn, Mr. Kelly Warrack and Mr. Donald Byers, our directors and officers, each purchased 100,000 shares of our common stock on August 31, 2007 in a private offering at a price of $0.05 per share for a total of $15,000.

Promoters And Certain Control Persons

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Parents

None.

CORPORATE GOVERNANCE

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

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The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.

the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.

the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

3.

the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

4.

the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.

the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

ITEM 11A.

MATERIAL CHANGES

Not applicable.

ITEM 12.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

ITEM 12A.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even

3 3

in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table provides an overview of our budgeted expenditures, by major area of activity.

Working Capital as at February 28, 2009 (including prepaid deferred offering costs) Proceeds from Sale of Common Stock Total	$58,365 $150,000 $208,365
Expenses Costs of Offering Exploration and development activities Legal and Accounting Consulting Office Furniture, Equipment and Supplies Miscellaneous Administration Expenses Working Capital	$31,250 $110,000 $20,000 $10,000 $15,000 $5,000 $17,115
Total	$208,365

The above expenditure items are defined as follows:

Costs of Offering: This expenditure item refers to the costs of printing and all other costs associated with this Offering of which a total of $18,200 has been paid to date.

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Exploration and development: This expenditure item refers to the cost for us to acquire, exploit and explore for oil and gas prospects.  We will focus on acquisitions of oil and gas properties where management believes further exploration, exploitation and development opportunities exist.  We currently have 1 exploration property whereby we can participate in the drilling of up to 8 wells.  These funds will apply towards those exploration targets if the drilling of the initial well is successful.  Otherwise we will seek other properties for exploration and development.

Legal and Accounting:  This expenditure item refers to the normal legal and accounting costs associated with fulfilling the reporting and auditing obligations of a public company.  It will also cover the cost of preparation of appropriate agreements and documents.  We expect to be making these expenditures throughout the year, commencing on the effective date of the registration statement, of which this prospectus is a part.

Consulting: This expenditure item refers to the total cost of consulting with industry experts and consulting engineers.

Office Furniture, Equipment and Supplies:  This expenditure item refers to costs of photocopiers, fax machines, scanners, telephone systems, shredders, binding machines, fire retardant filing cabinets and other similar office requirements.  It also includes regular office supplies such as pens, paper and ink cartridges.  We expect to begin making these purchases during the six (6) months of operations after the effective date of this prospectus.

Miscellaneous Administration Expenses:  This expenditure item refers to miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount is expected to cover such costs during our first year of operations.

Costs of the Offering are broken down as follows:

Expenditure Item	Amount
Costs of drafting Prospectus	$25,000
Audit Fees	3,000
Incorporation Fees	1,250
SEC Registration and Blue Sky Registration	10
Printing Costs and Miscellaneous Expenses	990
Transfer Agent Fees	1,000
Total	$31,250

ITEM 14.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

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Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 15.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on one (1) occasion.

Securities Sold; Consideration

During the period from March 19, 2007 to August 31, 2007, a private offering was completed, under which 1,300,000 shares of our common stock were sold by subscription at a price of $0.05 per share to 15 stockholders for $65,000.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he or she was purchasing the securities for his or her own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Underwriters And Other Purchasers

No underwriters were used, and no commissions or other remuneration was paid except to us.

Exemption From Registration Claimed

Each of the foregoing issuances of securities was exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  These sales were offshore transactions since all of the offerees were not in the United States and the purchasers were

3 6

outside the United States at the time of the purchase.  All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.  Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom and we are required to refuse to register any transfer that does not comply with such requirements.

The following table provides details of all stock sales transactions that have taken place during the period from our formation, on March 19, 2007, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
International Securities Group Inc.	March 19, 2007	25,000
David Wehrhahn	July 31, 2007	100,000
Kelly Warrack	July 31, 2007	100,000
Donald Byers	July 31, 2007	100,000
Scott Koyich	July 31, 2007	50,000
James Anderson	July 31, 2007	50,000
David Galbraith	July 31, 2007	100,000
Vicki Barlow	July 31, 2007	200,000
Xochitl Martinez Garcia	July 31, 2007	100,000
Denise MacDonald	July 31, 2007	20,000
Karen Hamilton	July 31, 2007	40,000
Connie Hamilton	July 31, 2007	40,000
Caribbean Overseas Investments Ltd.	July 31, 2007	100,000
Buccaneer Holdings Inc.	July 31, 2007	175,000
Scott Winter	July 31, 2007	100,000
Total		1,300,000

ITEM 16.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
3.1	Articles of Incorporation.	Incorporated by reference to the Exhibits attached to the Corporation’s Form S-1 filed with the SEC on May 29, 2008
3.2	Bylaws.	Incorporated by reference to the Exhibits attached to the Corporation’s Form S-1 filed with the SEC on May 29, 2008
5	Legal Opinion	Incorporated by reference to the Exhibits attached to the Corporation’s Form S-1 filed with the SEC on May 29, 2008
10.1	Farm-Out Agreement dated July 9, 2007 between Dar Energy Inc. and SLAP, Inc.	Incorporated by reference to the Exhibits attached to the Corporation’s Form S-1 filed with the SEC on May 29, 2008

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23.1	Consent of Attorney	Incorporated by reference to the Exhibits attached to the Corporation’s Form S-1 filed with the SEC on May 29, 2008
23.2	Consent of Independent Auditor	Filed herewith

Our audited financial statements for the fiscal year ended August 31, 2007, and our unaudited financial statements for the six (6) month period ended February 29, 2008, appear on pages F-1 through F-15

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SLAP, INC.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

August 31, 2007

(Stated in US Dollars)

Page

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Stockholders’ Equity	F-5

Statement of Cash Flows	F-6

Notes to Audited Financial Statements	F-7 to F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders

SLAP, Inc.

We have audited the accompanying balance sheet of SLAP, Inc. (a development stage company) as of August 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from March 19, 2007 (date of incorporation) to August 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SLAP, Inc. as of August 31, 2007, and the results of its operations, stockholders’ equity and its cash flows for the period from March 19, 2007 (date of incorporation) to August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

May 22, 2008

SLAP, INC.

(A Development Stage Company)

BALANCE SHEET

Audited

August 31, 2007

(Stated in US Dollars)

ASSETS
Current
Cash	$36,402
Deposits and deferred offering costs	28,435
$64,837

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,250

STOCKHOLDERS’ EQUITY
Capital stock – Notes 3 and 5
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
1,300,000 common shares	1,300
Additional Paid-in Capital	63,700
Deficit accumulated during the development stage	(1,413)
63,587
$64,837

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Audited

for the period from March 19, 2007 (Date of Incorporation) to August 31, 2007

(Stated in US Dollars)

Expenses
Organizational costs	$1,250
Office and administration	163

Net loss for the period	(1,413)

Basic and diluted loss per share	$(0.01)

Weighted average number of shares outstanding	264,545

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

Audited

for the period from March 19, 2007 (Date of Incorporation) to August 31, 2007

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Capital stock issued for cash – at $0.05	1,300,000	$1,300	$63,700	$-	$65,000
Net loss for the period	-	-	-	(1,413)	(1,413)

Balance, August 31, 2007	1,300,000	$1,300	$63,700	$(1,413)	$63,587

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

Audited

for the period from March 19, 2007 (Date of Incorporation) to August31, 2007

(Stated in US Dollars)

Cash flows used in Operating Activities
Net loss for the period	$(1,413)
Adjustment to reconcile net loss to net cash used by operating Activities
Prepaid expenses	(28,435)
Accounts payable and accrued liabilities	1,250

Net cash used in operating activities	(28,598)

Cash flows from Financing Activities
Issuance of common shares	65,000
Net cash provided by financing activities	65,000

Increase in cash during the period	36,402

Cash, beginning of period	-

Cash, end of period	$36,402

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2007

(Stated in US Dollars)

NOTE 1

NATURE AND CONTINUANCE OF OPERATIONS

a)

Organization

Slap, Inc. (the “Company”) was incorporated in the State of Nevada, United States of America on March 19, 2007.  The Company’s year-end is August 31.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to operate in Canada as an oil and gas exploration, development, production and acquisition company.  As at the date hereof, the Company executed a Farm-out Agreement with Dar Energy Inc. in the West Caroline 8-18-35-11W5 for $24,078 to earn a 2.5% Working Interest.  Drilling is expected to commence sometime in June, 2008.

These financial statements have been prepared on a going concern basis.  The Company has accumulated a deficit of $1,413 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

NOTE 2

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

b)

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.  The Company is devoting substantially all of its present efforts to establishing a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

c)

Offering Expenses

The Company proposes to file a Form S-1 Registration Statement to offer to the public up to 1,500,000 common shares at ten cents ($0.10) per share.  The $31,250 estimated costs relating to such Registration Statement will be charged to capital, if such offering is successful.  If the offering is not successful, the costs will be charged to expense.

SLAP, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

August 31, 2007

(Stated in US Dollars)

NOTE 2

SIGNIFICANT ACCOUNTING POLICIES – (CONT’D)

d)

Income Taxes

The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”.  SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

e)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At August 31, 2007, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

f)

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

g)

Foreign Currency Translation

The Company’s functional currency is Canadian dollars as all of the Company’s operations are in Canada.  The Company used the United States of America dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with SFAS No. 52.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year-end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date.  Any exchange gains or losses are included in the Statement of Operations.

SLAP, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

August 31, 2007

(Stated in US Dollars)

NOTE 2

SIGNIFICANT ACCOUNTING POLICIES – (CONT’D)

h)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

NOTE 3

COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

At inception, the Company issued 25,000 shares of common stock at $0.05 per share, and on July 31, 2007 issued an additional 1,275,000 shares at $0.05 per share for cash totaling $65,000.

NOTE 4

DEFERRED TAX ASSETS

The following table summarizes the significant components of the Company’s deferred tax assets:

Total
Deferred Tax Assets
Non-capital loss carry forward	$-
Valuation allowance for deferred tax asset	-
$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry-forwards that is likely to be realized from future operations.  The Company has chosen to provide an allowance of one hundred percent (100%) against all available income tax loss carry-forwards, regardless of their time of expiry.

At August 31, 2007, the Company has accumulated non-capital losses totaling $ nil, which are available to reduce taxable income in future taxation years.  These losses expire the beginning in 2027.

NOTE 5

RELATED PARTY TRANSACTIONS

During the period March 19, 2007, (Date of Incorporation) to August 31, 2007, the Company issued 1,300,000 shares of common stock for $65,000 to directors, close friends and business associates of the Company.

NOTE 6

COMMITMENT

The Company intends to file a Form S–1 Registration Statement to offer to the public up to 1,500,000 common shares at $0.10 per share.

SLAP, INC.

(A Development Stage Company)

UNAUDITED FINANCIAL STATEMENTS

February 29, 2008

(Stated in US Dollars)

Page

Unaudited Financial Statements

Balance Sheets	F-11

Statements of Operations	F-12

Statements of Cash Flows	F-13

Notes to Unaudited Financial Statements	F-14 to F-15

SLAP, INC.

(A Development Stage Company)

BALANCE SHEETS

February 29, 2008

(Stated in US Dollars)

	February 29	August 31
	2008	2007
	Unaudited
ASSETS
Current
Cash	$18,668	$36,402
Deposits	24,078	23,435
Accounts receivable	669	-
Deferred offering costs	18,200	5,000

	$61,615	$64,837

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,250	$1,250

STOCKHOLDERS’ EQUITY
Capital stock
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
1,300,000 common shares	$1,300	$1,300
Additional Paid-in Capital	63,700	63,700
Deficit accumulated during the development stage	(6,635)	(1,413)

	58,365	63,587

	$61,615	$64,837

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS (Unaudited)

for the period from March 19, 2007 (Date of Incorporation) to February 29, 2008

(Stated in US Dollars)

	Three months Ended	Six months Ended	From Inception March 19, 2007
	February 29,	February 29,	to February 29,
	2008	2008	2008
Expenses
Organizational costs	$2,000	$5,000	$6,250
Office and administration	178	222	385
Net loss for the period	(2,178)	(5,222)	(6,635)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	1,300,000	1,300,000

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS (Unaudited)

for the period from March 19, 2007 (Date of Incorporation) to February 29, 2008

(Stated in US Dollars)

	Six months Ended	From Inception March 19, 2007
	February 29,	to February 29,
	2008	2008
Cash flows used in Operating Activities
Net loss for the period	$(5,222)	$(6,635)
Adjustment to reconcile net loss to net cash used by operating Activities
Deposits	(643)	(24,078)
Accounts receivable	(669)	(669)
Deferred offering costs	(13,200)	(18,200)
Accounts payable and accrued liabilities	2,000	3,250

Net cash used in operating activities	(17,734)	(46,332)

Cash flows from Financing Activities
Issuance of common shares	-	65,000
Net cash provided by financing activities	-	65,000

Increase in cash during the period	(17,734)	18,668

Cash, beginning of period	36,402	-

Cash, end of period	$18,668	$18,668

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

SLAP, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

For the six months ended February 29, 2008

and the period from inception (March 19, 2007) to February 29, 2008

 (Stated in US Dollars)

Note 1

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, United States of America on March 19, 2007.  The Company’s year-end is August 31.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to operate in Canada as an oil and gas exploration, development, production and acquisition company.  As at the date hereof, the Company executed a Farm-out agreement with Dar Energy Inc. in the West Caroline 8-18-35-11W5 for $24,078 to earn a 2.5% Working Interest.  Drilling will commence in June, 2008.

These financial statements have been prepared on a going concern basis.  The Company has accumulated a deficit of $6,635 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

c)

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements.  Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  The financial statements should be read in conjunction with the SLAP, Inc. audited financial statements for the year ended August 31, 2007.

The interim financial statements present the balance sheet, statements of operations and cash flows of SLAP, Inc.  The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited.  In the opinion of management, all adjustments necessary to present fairly the financial position as of February 29, 2008, and the results of operations, and cash flows presented herein have been included in the financial statements.  All such adjustments are of a normal and recurring nature.  Interim results are not necessarily indicative of results of operations for the full year.

Note 2

Recently Issued Accounting Pronouncements

In September, 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS.  The statement defines fair value, determines appropriate measurement methods, and expands disclosure requirements about those measurements.  SFAS No. 157 is effective for our fiscal year beginning September 1, 2008.

In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, including an amendment of FASB

SLAP, INC.

(A Development Stage Company)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

For the six months ended February 29, 2008

and the period from inception (March 19, 2007) to February 29, 2008

(Stated in US Dollars)

Note 2

Recently Issued Accounting Pronouncements (cont’d)

Statement No. 115.  This pronouncement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS 159 is effective as of the beginning of our fiscal year which begins September 1, 2008.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities (an amendment to SFAS No. 133).”  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities.  The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions.  This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination.  In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, be recognized at the full amounts of their fair values.  The Company is currently not pursuing any business combinations and does not plan to do so in the future, so this statement likely will not have any impact on the Company.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of ARB No. 51.  The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  The Company believes that this statement will not have any impact on its financial statements, unless it becomes an entity requiring consolidation with one or more corporations.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

ITEM 17.

UNDERTAKINGS

We hereby undertake to do the following:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or together, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby which remain unsold at the end of the Offering.

(3)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)

If the registrant is relying on Rule 430B (§230.430B of this chapter):

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus.  As provided in rule 430B, for liability purposes of the issuer and any person that is at that an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however , that no statement

3 9

made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)

The portion of any other free-writing prospectus relating to the Offering containing material information about us or our securities provided by or on our behalf; and

(iv)

Any other communication that is an offer in the Offering made by us to the purchaser.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

(6)

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(7)

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(8)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on June 17 , 2008.

SLAP, INC.

By:

 /s/ David Wehrhahn

Name:

David Wehrhahn

Title:

President, Principal Executive Officer

and Member of the Board of Directors

By:

/s/ Kelly Warrack

Name:

Kelly Warrack

Title:

Secretary-Treasurer, Principal Financial Officer, Principal Accounting Officer

and Member of the Board of Directors

By:

/s/ Donald Byers

Name:

Donald Byers

Member of the Board of Directors

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